EXHIBIT 32

CERTIFICATION

By signing below, each of the undersigned officers hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, (i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of River Valley Bancorp.

Signed this 12th day of August, 2005

By:	/s/ Larry C. Fouse	By:	/s/ Matthew P. Forrester
	Larry C. Fouse		Matthew P. Forrester
	Vice President of Finance		President and Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to River Valley Bancorp and will be retained by River Valley Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.